UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2017

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2017, WPX Energy, Inc. (together with its subsidiaries, the “Company”) announced the promotion of Clay M. Gaspar, age 45, to the position of President and Chief Operating Officer, effective immediately.

Mr. Gaspar has served as Senior Vice President and Chief Operating Officer of the Company since November 2015, and before that he served as Senior Vice President of Operations and Resource Development since October 2014.  Prior to joining the Company, and since July 2012, Mr. Gaspar served as Vice President — Mid-Continent for Newfield Exploration Company.  Prior to joining Newfield, Mr. Gaspar spent 16 years with Anadarko Petroleum Corporation where he served as General Manager of Investor Relations from 2011-2012, General Manager — Business Advisor from 2009-2011, and General Manager — East Texas from 2007-2009.  From 1996-2007, Mr. Gaspar served in various engineering and management positions at Anadarko.  Mr. Gaspar started his career with Mewbourne Oil Company as a production and drilling engineer where he worked part-time as a student from 1991-1995 and then full-time from 1995-1996.  He is a member of the Society of Petroleum Engineers and holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and a Master of Science degree in Petroleum and Geosciences Engineering from the University of Texas at Austin and is a Registered Professional Engineer in the state of Texas.

Mr. Gaspar does not have a family relationship with any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company has been or will be a party and in which Mr. Gaspar has had or will have a direct or indirect material interest.

Mr. Gaspar will receive the following compensation in connection with his promotion:

Cash Compensation.  His annual base salary rate will be increased to $550,000, and his targeted bonus opportunity under the Annual Incentive Plan will be increased to 90% of base salary.

Equity Compensation.   The targeted value of his annual equity grant will be increased to $3,000,000.  Sixty percent of his annual equity grant will be subject to performance-based vesting conditions and the remainder will be subject to time-based vesting conditions.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits

99.1	Press Release, dated December 1, 2017, issued by WPX Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED: December 1, 2017

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 1, 2017, issued by WPX Energy, Inc.